Exhibit 23.2

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-108476 on Form S-3 of CIENA Corporation of our report dated February 12, 2001 (March 29, 2001 as to the second paragraph of Note 1), relating to the financial statements of Cyras Systems, Inc. included in CIENA Corporation’s Form 8-K filed on April 2, 2001, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

San Jose, CA September 26, 2003